CORVU AUSTRALASIA PTY LTD
                                 ACN 050 043 699

                                    (Chargor)


                                       and


                      INTEGRAL BUSINESS FINANCE PTY LIMITED
                                 ACN 077 559 749

                                    (Chargee)








                          SPECIFIC AND FLOATING CHARGE








                                   ABBOTT TOUT
                                   Solicitors
                              Level 42, MLC Centre
                               19-29 Martin Place
                                   SYDNEY 2000

                                 DX: 129 SYDNEY
                                 TEL: 9334 8555
                                 FAX: 9334 8585
                                    REF: RHT

                                    CONTENTS

Clause                                                                  Page No.

1     INTERPRETATION...........................................................1
   1.1   Definitions...........................................................1
   1.2   General...............................................................7
   1.3   Statutory Covenants..................................................10
2     CHARGE..................................................................10
   2.1   Charging Clause......................................................10
   2.2   Priority Ranking.....................................................10
   2.3   Representations and Warranties.......................................10
   2.4   Further Assurance....................................................11
   2.5   Collection Proceeds..................................................12
3     SECURED MONEYS..........................................................12
   3.1   Payment..............................................................12
   3.2   Costs................................................................12
   3.3   Judgments............................................................13
   3.4   Certificates.........................................................14
   3.5   Specified Maximum Amount.............................................14
4     POSITIVE COVENANTS......................................................14
5     INSURANCE COVENANTS.....................................................16
   5.1   Security Insurances..................................................16
   5.2   Insurance Policy Contents............................................17
   5.3   Chargee Rectification................................................18
   5.4   Insurance Proceeds...................................................18
6     NEGATIVE COVENANTS......................................................18
7     EXPRESS CRYSTALLISATION.................................................20
   7.1   Crystallisation Circumstances........................................20
   7.2   Implicit Crystallisation.............................................20
   7.3   De-crystallisation...................................................20
   7.4   Crystallised Assets..................................................20
8     DEFAULT.................................................................21
   8.1   Events of Default....................................................21
   8.2   Enforcement..........................................................24
   8.3   Default Rectification................................................24
9     ENFORCEMENT.............................................................24
   9.1   Appointment of Receiver..............................................24
   9.2   Powers...............................................................24
   9.3   Agency...............................................................27
   9.4   Chargee Powers.......................................................28
   9.5   Receivership Termination.............................................28
   9.6   Sale Proceeds........................................................28
   9.7   Involuntary Loss.....................................................28
   9.8   Purchaser Protection.................................................28
10    MONEY RECOVERY..........................................................30
   10.1     Compensation Claims...............................................30
   10.2     Insurance Claims..................................................30
   10.3     Enforcement Proceeds..............................................30
   10.4     Receipts..........................................................30
   10.5     Surplus...........................................................31
11    STATUTORY PROVISIONS....................................................31
   11.1     Additional Statutory Powers.......................................31
   11.2     Statutory Power Modification......................................31
   11.3     Leasing Exclusion.................................................31
   11.4     Statutory Notice Exclusion........................................31
12    ATTORNEY................................................................32
   12.1     Appointment.......................................................32
   12.2     Functions.........................................................32
13    COLLATERAL SECURITY.....................................................32
   13.1     Merger Exclusion..................................................32
   13.2     Collateral Remedies...............................................32
14    CONTINUING SECURITY.....................................................32
   14.1     Continuing Account................................................32
   14.2     Contingent Liabilities............................................33
15    INDEMNITY...............................................................33
   15.1     Defaults..........................................................33
   15.2     Investigations....................................................33
16    STAMP DUTIES............................................................33
   16.1     Liability.........................................................33
   16.2     Financial Institutions Duty.......................................34
   16.3     Indemnity.........................................................34
17    ASSIGNMENT..............................................................34
   17.1     Chargee Assignment................................................34
   17.2     Assignee Secured Moneys...........................................34
18    NOTICES.................................................................34
19    GOVERNING LAW AND JURISDICTION..........................................35
   19.1     Governing Law.....................................................35
   19.2     Jurisdiction......................................................35
20    WAIVERS AND REMEDIES....................................................35
   20.1     Waivers...........................................................35
   20.2     Remedies..........................................................35
21    SEVERABILITY............................................................35
22    SURVIVAL................................................................36
   22.1     Representations...................................................36
   22.2     Indemnities.......................................................36
23    MORATORIUM LEGISLATION..................................................36
24    THIRD PARTY SECURITY....................................................36
   24.1     Guarantee.........................................................36
   24.2     Demand Payment....................................................36
   24.3     Separate Obligation...............................................37
   24.4     Continuing Guarantee..............................................37
   24.5     Future Dealings...................................................37
   24.6     Guarantee Protection..............................................37
   24.7     Marshalling Exclusion.............................................40
   24.8     Recovery Receipts.................................................40
   24.9     Subrogation Exclusion.............................................40
   24.10    Suspense Account..................................................41
   24.11    Insolvency Clawbacks..............................................41
   24.12    Principal Indemnity...............................................42
   24.13    Representation Exclusion..........................................42
   24.14    Disclosure Exclusion..............................................42
   24.15    Guarantee Interpretation..........................................42
25    COUNTERPARTS............................................................43
26    ATTORNEYS...............................................................43

SPECIFIC AND FLOATING CHARGE


DEED OF CHARGE dated  26th   day of February, 1998.

PARTIES

1 CORVU AUSTRALASIA PTY LTD (ACN 050 043 699) of Level 4, 1 James Place, North Sydney, NSW, 2060 ("Chargor"); and

2 INTEGRAL BUSINESS FINANCE PTY LIMITED ACN 077 559749 of Level 3, 75 Castlereagh Street, Sydney NSW 2000 ("Chargee").

RECITALS

A The Chargee may in its discretion make or extend loans, advances, credit facilities or other financial accommodation to the Debtor defined below and/or the Chargor from time to time in the future.

B The Chargee also forbears to demand payment or sue for any loans, advances, credit facilities or other financial accommodation previously made or extended to the Debtor and/or the Chargor.

C This consideration is provided by the Chargee at the request of each of the Debtor and the Chargor.

D The Chargor wishes to execute this Charge for the purpose of securing payment to the Chargee of the loans, advances, credit facilities or other financial accommodation.

OPERATIVE CLAUSES

THIS DEED WITNESSES as follows:


1        INTERPRETATION

1.1      Definitions

         The following meanings apply to capitalised terms used in this Charge unless the context otherwise requires:

         "Attorney" means an attorney of the Chargor appointed pursuant to this Charge;

         "Authorisation" includes:

         (a) any consent, authorisation, registration, filing, lodgment, agreement, notorisation, certificate, permission, licence, approval, authority or exemption from, by or with a Governmental Agency; or

         (b) in relation to any act, matter or thing which would be legally prohibited or restricted in whole or in part if a Governmental Agency intervenes or acts in any manner within a specified period after its lodgment, filing, registration or notification, the expiry of that period without intervention or action;

         "Authorised Officer" means:

         (a) in relation to the Chargor, any director, secretary or person for the time being notified in that capacity by the Chargor to the Chargee; and

         (b) in relation to the Chargee, any director, secretary, manager or acting or assistant manager of the Chargee;

         "Book Debts" means:

         (a)      book debts;

         (b)      debts other than book debts; and

         (c)      Collection Proceeds,

         but excludes Cash Assets;

         "Cash Assets" means:

         (a) Collection Proceeds when credited to or paid into the Designated Bank Account;

         (b) moneys, funds or sums for the time being standing to the credit of the Designated Bank Account;

         (c) any indebtedness or liability in respect of any credit balance for the time being in the Designated Bank Account of the bank or financial institution where that account is held; and

         (d) moneys, funds or assets withdrawn from, debited to or paid out of the Designated Bank Account;

         "Charged Property" means all the present and future undertaking, property, rights and assets of the Chargor of any nature situated anywhere in Australia or overseas, including without limitation Intangible Assets;

         "Collateral Security" means any present or future Security Interest, Guarantee or other document or agreement in favour of the Chargee, entered into by way of further assurance or intended to be primary or collateral security for payment of the Secured Moneys, whether given, created or permitted to subsist by any Security Party or any other person and whether alone or jointly and/or severally;

         "Collection Proceeds" means the proceeds of collection or realisation of book and other debts comprising any form of property, including without limitation cash, cheques, payment, money or credit orders, transfers or transmissions of any kind by any means, bills of exchange or promissory notes;

         "Co-surety" means any person liable to the Chargee for payment of the Secured Moneys, whether as principal or surety, jointly, severally or jointly and severally;

         "Credit Agreement" means each agreement entered into at any time between the Debtor and/or the Chargor and the Chargee providing for or relating to the making or extension of loans, advances, credit facilities of other financial accommodation by the Chargee to the Debtor and/or the Chargor or any other person at the express or implied request of the Debtor and/or the Chargor;

         "Crown" includes the Crown in right of the Commonwealth of Australia and any State of the Commonwealth of Australia;

         "Crystallisation Event" means any of the following events:

         (a) any breach of or default under paragraphs (a) to (g) inclusive of Clause 6 by or in relation to the Chargor;

         (b) any Event of Default specified in paragraphs (e) to (m) inclusive of Clause 8.1; or

         (c) the preparation of or attempt to issue or effect any notice, requisition or direction by or on behalf of the Commissioner of Taxation pursuant to section 218 or 255 of the Income Tax Assessment Act 1936, section 74 of the Sales Tax Assessment Act 1992 or any similar legislation;

         "Debtor" means:

         (a)      CorVu Australasia Pty Ltd (ACN 050 043 699) and

         (b) when two or more persons are named above as the Debtor, each Debtor separately and all Debtors collectively;

         "Designated Bank Account" means a nominated account of the Chargor with a bank or financial institution as notified at any time by the Chargee to the Chargor;

         "Environmental Law" means any statute or legislative provision relating to any aspect of safety, health or the environment or any activity or use of substances which is potentially hazardous or harmful to the environment;

         "Event of Default" means an event specified in Clause 8.1;

         "Financial Indebtedness" means any indebtedness, present or future, actual or contingent, in respect of:

         (a)      moneys borrowed or raised;

         (b) any financial accommodation of any kind, including without limitation indebtedness under or in relation to any:

                  (i)      bill of exchange or acceptance credit;

                  (ii)     Guarantee;

                  (iii)    convertible note or redeemable share;

                  (iv) discounting or factoring arrangement, hire purchase arrangement or finance or capital lease; or

                  (v) deferred purchase price for a period exceeding 90 days of any asset or service or any obligation to deliver goods or provide services paid for in advance by any financing party;

         (c) any financial, gold or currency exchange agreement or arrangement of any kind, including without limitation any currency, principal or interest rate swap or futures agreement or arrangement or hedging transaction; or

         (d)      any financing transaction of any kind,

         but excludes liability for payment for goods and services incurred in the ordinary course of business;

         "Governmental Agency" means the Crown, any government, any governmental ministry or department, or any Crown, governmental, semi-governmental, statutory, parliamentary, administrative, fiscal, public, municipal, local, judicial or regulatory entity, agency, instrumentality, authority, court, commission or tribunal, and in relation to Charged Property situated in a country or jurisdiction outside Australia includes the equivalent in that foreign country or jurisdiction;

         "Guarantee" in relation to a person, means any guarantee, indemnity, undertaking, covenant, letter of credit, legally binding letter of comfort, suretyship document, irrevocable offer, put option or other legal obligation of any nature or description:

         (a)      to pay or purchase;

         (b) to provide funds, whether by the advance of money, the purchase of or subscription for Marketable Securities, the purchase of assets, rights or services, or otherwise, for the payment or discharge of;

         (c) to indemnify against the consequences of default in the payment of; or

         (d)      to be responsible for,

         any indebtedness, liability or obligation or the financial condition or the solvency or insolvency of any other person;

         "Intangible Assets" means:

         (a)      the goodwill of a business;

         (b)      any business franchise or trade name; and

         (c) any uncalled and called but unpaid capital and premiums on the shares of the Chargor;

         "Intellectual Property" means any intellectual or industrial property, including without limitation:

         (a) a patent, trade mark, service mark, copyright, registered design, trade secret or confidential information; or

         (b) a licence or other right to use or to grant the use, or to be the registered proprietor or user, of any of the foregoing;

         "Marketable Securities" means:

         (a) debentures, stocks, shares, bonds or promissory notes created or issued by any Governmental Agency or any company or other corporate body, association or society;

         (b) a prescribed interest as defined in the Corporations Law, including without limitation an interest in a unit trust;

         (c)      an interest or share in a partnership or joint venture; or

         (d)      a right or option in relation to any of the foregoing,

         but excludes cheques, payment orders and bills of exchange, other than promissory notes;

         "Material Adverse Effect" means, in the reasonable opinion of the Chargee, a material adverse effect on:

         (a) the ability of any Security Party to perform its obligations under a Security Agreement to which it is a party;

         (b)      the financial condition or business of any Security Party; or

         (c) the Security Agreements or the Charged Property, in each case taken as a whole;

         "Permitted Security Interest" means:

         (a)      any Collateral Security;

         (b) any Security Interest arising in favour of any Governmental Agency by operation of statute, where there is no default in payment of any moneys due to that Governmental Agency or where payment is disputed in good faith and in the opinion of the Chargee on reasonable and substantial grounds; or

         (c) any possessory lien arising by operation of law, where that lien arises in the ordinary course of business and where there is no default in payment of any moneys due to the lien creditor;

         "Receiver" means a receiver and/or manager appointed by or on behalf of the Chargee under this Charge, and when two or more persons are so appointed refers to each person severally as well as any two or greater number of them jointly;

         "Secured Moneys" means all moneys, liabilities, indebtedness and obligations due and/or payable, whether actually or contingently and whether alone, severally and/or jointly, from or by any Security Party at the present or any future time to the Chargee on any account or under any circumstances of any kind, including indebtedness of any Security Party assigned to the Chargee, or under or in relation to or in connection with any agreement, including without limitation any Security Agreement, for the time being made or in force and effect between any Security Party and the Chargee, including without limitation by way of principal, interest, fees, costs, indemnities, charges, taxes, expenses or payment of damages under or in relation or in connection with, or as a result of any breach of or default under or in relation to, that agreement;

         "Security Agreement" means each of the following:

         (a)      each Credit Agreement;

         (b)      this Charge; and

         (c)      each Collateral Security;

         "Security Insurances" means:

         a) all the right, title and interest whether at law or in equity of the Chargor in and to any policies or certificates of insurance effected at any time by the Chargor for the purposes of this Charge or in relation to any Charged Property or its use or enjoyment, including insurances and compensation under any law relating to workers' compensation;

         (b) all moneys, benefits, sums, funds or other payments at any time assured by, or to become payable to the Chargor under or in connection with, the insurances;

         (c) all claims, demands, actions, proceedings and remedies which the Chargor may at any time have or assert against any insurer or other person or to which the Chargor may at any time be entitled under the insurances; and

         (d) all certificates, policies or other documents evidencing the right, title and interest of the Chargor in and to the insurances;

         "Security Interest" includes:

         (a) any mortgage, charge, pledge, lien, trust or power created or conferred in relation to an asset;

         (b) any proprietary title or interest retained or reserved in an asset;

         (c) the deposit of money under any set-off or flawed asset agreement;

         (d) any other right conferred on, or an arrangement made with, any creditor to be paid in priority or preference to other creditors by recourse to an asset or its proceeds; or

         (e) any agreement or arrangement to achieve or effect any of the foregoing,

         by way of security for the payment or performance of any debt or other liability, but excludes any Permitted Security Interest;

         "Security Licences" means all the right, title and interest, to the extent assignable, of the Chargor in all or any licences or Authorisations granted or issued to or otherwise held by the Chargor in relation to or in correction with the Charged Property;

         "Security Party" means each of:

         (a)      the Chargor;

         (b)      the Debtor; and

         (c)      each Co-surety;

         "Subsidiary" in relation to:

         (a) a body corporate, means a subsidiary within the meaning of Division 6 of Part 1.2 of the Corporations Law;

         (b) a trust, means a trust that would be a subsidiary within that meaning if it were a company equating for this purpose:

                  (i) shares with the beneficial interests or units held in the trust; and

                  (ii)     the board of directors with the trustees; and

         (c) a body corporate or subtrust owned or held as an asset of a trust, means a subsidiary within any of the foregoing meanings which would be applicable if the trust were a body corporate.

1.2      General

         The following rules of interpretation apply in this Charge unless the context otherwise requires:

         (a) (headings): headings and subheadings are for convenience only and shall not affect interpretation;

         (b) (plurality): words denoting the singular number include the plural, and the converse also applies;

         (c)      (gender):  words denoting any gender include all genders;

         (d) (cross-references): a reference to a clause, schedule, annexure or exhibit is a reference to a clause of, or schedule, annexure or exhibit to, this Charge;

         (e) (legal personality): a reference to a person includes a natural person, company, corporation, trust, partnership, joint venture, or any other incorporated or unincorporated body, society, association or entity;

         (f) (writing): a reference to "writing" and cognate expressions includes a facsimile transmission and any other means of reproducing words in a tangible and permanently visible form;

         (g) (document parties): a reference to a party to any document or agreement includes its executors, administrators, successors and permitted assigns and substitutes by way of assignment or novation;

         (h) (document amendment): a reference to any agreement or document includes that agreement or document as amended, varied, novated, supplemented or replaced from time to time;

         (i) (agreements): the word "agreement" includes any Security Interest, Guarantee, contract, deed, covenant, undertaking, condition, provision or legally enforceable agreement or arrangement, whether or not in writing, and the word "document" includes any agreement as so defined in writing or any certificate, consent, notice, instrument, certificate or document of title or document of any kind;

         (j) (legislation): a reference to legislation, including any statute, enactment, ordinance, code or other legislation, or a section or provision of that legislation, includes any order, regulation, rule, bylaw, proclamation or statutory instrument made or issued under that legislation and any amendment, modification, consolidation, reenactment or replacement of, or substitution for, that legislation from time to time;

         (k) (legal rules): a reference to "judgment" includes a judgment, order, decree, declaration or ruling of a court of competent jurisdiction or Governmental Agency binding on a person or the assets of that person, and a reference to any "law" or anything being "legal" includes legislation, the rules of the general law, including common law and equity, and any judgment;

         (l) (notices): a reference to any notice, claim, demand, consent, agreement, approval, permission, authorisation, specification, direction, disclosure, notification, request, requisition, certificate, receipt, acknowledgment, communication, appointment, waiver, acquiescence or indulgence being given or made by a party to this Charge is a reference to its being given or made in writing, and the expression "written notice" includes any of the foregoing;

         (m) (payment): the word "payment" and cognate expressions include repayment;

         (n) (rights): the word "right" or "power" includes right, power, remedy, authority, discretion or option or right to make or give any request, requisition, notice or demand, and the word "consent" includes approval, agreement, permission or authorisation;

         (o) (assets): a reference to any "property" or "asset" includes money, goods, things in action, land and every other description of any real or personal property or asset, whether present or future, tangible or intangible, vested or contingent, including without limitation Intellectual Property, and any legal or equitable right, title, estate, interest, revenue or benefit in or under or derived from or incidental to that property or asset;

         (p) (real property): a reference to land or real property includes any freehold, leasehold, strata title or strata leasehold estate or interest in real property;

         (q) (events of default): a reference to an Event of Default "subsisting" at any time is an Event of Default that has not been remedied by the Chargor or waived by the Chargee or where the Chargor is not in full compliance with the terms and conditions of any waiver as at that time;

         (r) (partial references): a reference to moneys, agreements, rights, powers, undertaking, business, property, assets, things, indebtedness, liabilities, obligations, duties, covenants or undertakings, including without limitation the Secured Moneys and the Charged Property, includes all or any part or lesser number of any of them;

         (s) (time references): a reference to an act being done or capable of being done or a right or power being exercised or capable of being exercised "at any time" includes both present and future time and its being done or exercised from time to time;

         (t) (dollars references): a reference to "dollars" or "$" means the lawful currency of the Commonwealth of Australia;

         (u) (taxation): a reference to "taxes" includes taxes, levies, imposts, deductions, charges, rates, duties, compulsory loans and withholdings levied or imposed by any Governmental Agency, including without limitation income, land, rating, stamp and transaction taxes, duties and charges, together with associated interest, penalties, charges, fees or other amounts;

         (v) (costs): a reference to "costs" includes costs, charges, expenses, disbursements, fees, commissions, insurance premium payments, levies, taxes and duties; and

         (w) (liquidation): a reference to "liquidation", as applicable to any person, includes receivership, management, administration, compromise, arrangement, merger, amalgamation, reconstruction, winding up, dissolution, assignment for the benefit of creditors, scheme of arrangement or compromise with creditors, bankruptcy or death.

1.3      Statutory Covenants

         A reference in this Charge to an agreement contained in or arising under this Charge includes an agreement implied in this Charge by virtue of any legislation.


2        CHARGE

2.1      Charging Clause

         The Chargor charges by way of equitable mortgage the Charged Property to and in favour of the Chargee as a continuing security for payment by the Chargor of the Secured Moneys as follows:

         (a)      (specific charge):  by way of specific charge, all its:

                  (i)      real property;

                  (ii)     Security Licences;

                  (iii)    Security Insurances;

                  (iv) fixed or moveable plant, machinery and equipment, excluding any stock-in-trade or work-in-progress);

                  (v)      Intellectual Property;

                  (vi)     Intangible Assets;

                  (vii)    Marketable Securities; and

                  (viii)   Book Debts; and

         (b) (floating charge): by way of floating charge, all its other Charged Property, including without limitation stock-in-trade, work-in-progress and cash in hand and at the bank.

2.2      Priority Ranking

         This Charge shall rank first in point of priority in relation to the Charged Property as against any other Security Interest at any time created or arising over or in relation to the Charged Property.

2.3      Representations and Warranties

         The Chargor represents and warrants to and in favour of the Chargee that at all times during continuance of this Charge:

         (a) (validity): the execution or performance of this Charge does not contravene any provision of the memorandum or articles of association of the Chargor or any agreement, law, judgment or Authorisation of any Governmental Agency binding upon the Chargor or its assets;

         (b) (power): the Chargor is fully empowered to execute and perform this Charge, which has been executed in accordance with its memorandum and articles of association;

         (c)      (priority):  this Charge ranks first in point of priority;

         (d) (beneficial ownership): the Chargor holds the Charged Property in its beneficial ownership and not as trustee or fiduciary for any third party, except where the Chargor is trustee of a trust which has been expressly disclosed in the terms of this Charge or to the Chargee prior to its execution by the Chargor; and

         (e) (adverse interests): the Charged Property is not subject to any Security Interest, whether ranking in priority to, equally with or subsequent to this Charge, or any other adverse right or interest of any third party, except:

                  (i)      any Permitted Security Interest;

                  (ii) as notified by the Chargor to the Chargee prior to the date of this Charge; or

                  (iii) in relation to real property, any adverse encumbrance or interest, other than a Security Interest, specified in a public register prior to the date of this Charge.

2.4      Further Assurance

         The Chargor must at any time, whether before or after the occurrence of an Event of Default or demand for payment of the Secured Moneys, upon request by the Chargee but at the full cost of the Chargor:

         (a) (title documents): deposit with the Chargee documents of title relating to the Charged Property in relation to which this Charge ranks first in point of priority and, upon request, any agreement relating to the Charged Property;

         (b) (legal perfection): execute all legal or statutory mortgages and assurances and other instruments, including written acknowledgments or confirmations as to liability to the Chargee in relation to the Secured Moneys in a form and substance satisfactory to the Chargee and perform all acts reasonably required for further or more effectually securing to the Chargee the Charged Property or the rights of the Chargee under this Charge or any other agreement between the Chargor and the Chargee;

         (c) (registration): use its best endeavours to ensure that any document executed pursuant to this provision is duly stamped and registered as required by the Chargee;

         (d) (document completion): permit the Chargee, any Authorised Officer of the Chargee, Receiver or Attorney, without necessity for any further authority than this provision, to complete any document or blank provision in any document executed in favour or at the request of the Chargee, including in any relevant case the insertion of the name of the Chargee, its nominee or appointee or other person as holder, proprietor, purchaser or transferee; and

         (e) (subsidiaries): procure where applicable that each Subsidiary for itself and in relation to its property complies with and effectuates the foregoing.

2.5      Collection Proceeds

         The Chargor must at all times during the continuance of this Charge, whether prior or subsequent to the occurrence of an Event of Default, credit or pay all Collection Proceeds immediately following receipt by the Chargor, or cause the Collection Proceeds to be credited or paid directly, to or into the Designated Bank Account, except where the Chargee has previously directed or consented to a contrary arrangement.


3        SECURED MONEYS

3.1      Payment

         (a) (Specific agreement): Where there is a Credit Agreement between the Chargor and the Chargee which contains terms contrary to payment of the Secured Moneys upon demand, the Chargor must, subject to paragraph (c), pay the Secured Moneys at the times and in the manner required by that Credit Agreement.

         (b) (Demand payment): In any other case, the Chargor must pay the Secured Moneys to the Chargee upon demand by the Chargee, which may be made at any time.

         (c) (Default acceleration): If the Chargee has declared the Secured Moneys to be immediately due and payable following the occurrence of an Event of Default pursuant to paragraph (a) of Clause 8.2, the Chargor must pay the Secured Moneys to the Chargee upon demand by the Chargee, which may be made by the Chargee at any time following that declaration.

3.2      Costs

         The Chargor must indemnify the Chargee upon demand against, and the Chargee shall be entitled by the authority of this provision at any time to debit or charge to the Chargor or any account of the Chargor, all costs, whether legally due or otherwise, which the Chargee or any Receiver or Attorney may at any time incur in connection with:

         (a) (secured moneys): the Secured Moneys, any Security Agreement or any account of the Debtor and/or the Chargor;

         (b) (security agreements): the preparation, negotiation, execution, or completion of any Security Agreement, any amendment or discharge of any Security Agreement or any consent, approval, request, demand or waiver given or made pursuant to a Security Agreement;

         (c) (rectification): any actual, attempted or contemplated remedy or rectification of any breach of or default under any Security Agreement by any Security Party;

         (d) (enforcement): any actual, attempted or contemplated enforcement of the Security Agreements or demand for or enforcement of payment of the Secured Moneys;

         (e) (security rights): any actual, attempted or contemplated exercise of any right conferred on the Chargee or any Receiver or Attorney under any Security Agreement or by law;

         (f) (security protection): any actual, attempted or contemplated protection or preservation of, or defence or assertion of title of the Chargor or the Chargee to, any Security Agreement and/or the Charged Property;

         (g) (insurances): any insurance indemnities or compensation concerning the Charged Property or its use and enjoyment, including without limitation insurances and compensation under any law relating to workers' compensation;

         (h) (reports): the survey, valuation, inspection, preservation, maintenance or protection of or any report, review, audit or environmental assessment relating to the Charged Property;

         (i) (governmental inquiries): any inquiry or investigation by any Governmental Agency concerning the Chargor or any transaction or activity effected or carried on by the Chargor connected with or capable of adversely affecting the Security Agreements, the Charged Property or any transaction contemplated by or effected or funded as a result of the Security Agreements;

         (j) (consultants): the engagement or retainer of solicitors, counsel, advisers, experts and consultants for any of the foregoing purposes or in relation to any matter of material concern to the Chargee in connection with the Security Agreements or the Charged Property, and in the case of internal or external solicitors and counsel of the Chargee on a full solicitor and own client indemnity basis; and/or

         (k) (receipts/payments): the receipt or payment of any moneys under or pursuant to, or under any transaction contemplated by, any Security Agreement, including any moneys paid by the Chargee by way of reimbursement to any third party.

3.3      Judgments

         In the event of any liability of the Chargor under this Charge becoming merged in any judgment the Chargor shall pay interest on the amount due for the time being under the judgment at the rate charged or chargeable by the Chargee in respect of the Secured Moneys to which the judgment relates immediately prior to the entry or making of the judgment.

3.4      Certificates

         A certificate signed by an Authorised Officer of the Chargee stating the amount of the Secured Moneys at a date specified in the certificate shall in the absence of manifest error constitute conclusive evidence as against the Chargor that the amount so stated is the amount of the Secured Moneys due from the Chargor under this Charge as at that date.

3.5      Specified Maximum Amount

         (a) (Maximum specified amount): For the purposes of Section 282(3) of the Corporations Law, this Charge shall in relation to, and for the purpose of prior ranking in priority as against, any other Security Interest secure prospective liabilities, as defined in the Corporations Law, comprised within the Secured Moneys for the time being up to a specified maximum amount of $10 million.

         (b) (Security preservation): If at any time the Secured Moneys exceed the specified maximum amount referred to in paragraph
                  (a) all the Secured Moneys shall be and remain secured by this Charge.

         (c) (Full recovery): The specified maximum amount shall not limit the right of the Chargee to enforce this Charge to recover the full amount of the Secured Moneys, except and only to the extent necessarily determined by the operation of the provisions of Section 282(3) of the Corporations Law.


4        POSITIVE COVENANTS

         The Chargor must as from the date and at all times during the continuance of this Charge:

         (a) (business practice): carry on its business in a proper and efficient manner;

         (b) (accounting records): keep accounting records as defined in and required by the Corporations Law;

         (c) (outgoings): duly and punctually pay and indemnify the Chargee upon demand against all rents, charges and outgoings, and rates, assessments and-taxes imposed by any Governmental Agency, chargeable or payable at any time upon or in respect of the Charged Property or upon or by the owner or occupier or the Chargee if in possession as mortgagee and immediately upon request deliver to the Chargee all notices received and receipts for payments in relation to the foregoing;

         (d) (governmental notices): immediately upon request by the Chargee deliver to the Chargee any notice, order or other document received by the Chargor from any Governmental Agency in connection with the Charged Property;

         (e) (security licence performance): perform and observe all material terms and conditions of each Security Licence and generally take all necessary action as to keep it valid, subsisting and enforceable;

         (f) (legal compliance): duly and punctually comply with and observe all present and future legislation and all requirements, orders and Authorisations of any Governmental Agency in all cases where noncompliance or non-observance would in the reasonable opinion of the Chargee be likely to impose some charge or liability or disqualification upon any material part of the Charged Property or would have a Material Adverse Effect;

         (g) (legal action): take or defend all legal proceedings at the direction of the Chargee but at the full cost of the Chargor that the Chargee may consider necessary or advisable for the preservation, protection or recovery of the Charged Property;

         (h) (security interest compliance): duly and punctually comply with and observe all agreements and obligations binding on the Chargor and contained or implied in any Security Interest, charge, claim, interest or restriction on user relating to a material part of the Charged Property;

         (i) (good condition): keep the Charged Property in good repair, working order and condition and from time to time make all necessary and proper repairs, renewals, replacements and improvements relating to the Charged Property;

         (j) (intangible rights): preserve the currency and effectiveness of its Intangible Assets, Intellectual Property and similar assets material to its business at all times during any applicable term, including all extensions or renewals;

         (k) (compensation rights): diligently pursue all its rights to compensation arising as a result of any legal action by a Government Agency preventing or impeding the performance of any Security Agreement or requiring the compulsory acquisition or divestment of any Charged Property;

         (1) (land acquisition): immediately notify the Chargee upon the acquisition of any real property and, upon request by the Chargee, execute pursuant to Clause 2.4 a legal or statutory mortgage over that real property in favour of the Chargee;

         (m) (subsidiary acquisition): immediately notify the Chargee upon the acquisition, formation or incorporation by the Chargor of any Subsidiary whether through purchase or subscription of shares or by any other means and, upon request by the Chargee, procure that Subsidiary to execute pursuant to Clause 2.4 a specific and floating charge over all its present and future assets, property and undertaking including its uncalled or unpaid capital and share premiums in favour of the Chargee;

         (n) (inspection): permit and procure any Subsidiary to permit the Chargee, or any Authorised Officer, agent, adviser or consultant of or other person authorised by the Chargee, upon reasonable notice at any time to enter upon its land or premises, inspect the Charged Property and take copies or extracts from all accounting records, financial statements, business, property or other records, statements, vouchers and valuations and all other documents relating to the Chargor, its Subsidiaries, the Charged Property or the Security Agreements; and

         (o) (assistance): for any purpose relating to this Charge do everything within its power and control to provide and procure that the officers, employees, agents and advisers of the Chargor and its Subsidiaries provide all necessary information and assistance to the Chargee or any Authorised Officer, agent advisor, consultant of or other person authorised by the Chargee.


5        INSURANCE COVENANTS

5.1      Security Insurances

         The Chargor must as from the date and at all times during the continuance of this Charge:

         (a)      (insurances):  in the name of the Chargor and the Chargee:

                  (i) insure the Charged Property of an insurable nature to its full replacement or reinstatement value or a lesser amount approved by the Chargee; and

                  (ii) take out public risk, worker's compensation, product liability and business interruption insurance and any other insurance which the Chargee may reasonably request or approve with respect to the Charged Property, in the manner and to the extent that is reasonable and customary for property of the nature of the Charged Property;

         (b) (premium payments): duly and punctually pay all premiums and other costs necessary for effecting and maintaining in force each insurance policy;

         (c) (insurers): take out each insurance policy with an independent and reputable insurer approved by the Chargee;

         (d) (information): deliver to the Chargee certificates of currency and other details reasonably requested by the Chargee in relation to the insurances;

         (e) (annual report): upon request by the Chargee, provide to the Chargee within 90 days after the end of the financial year of the Chargor in each year a report as to the insurances as at the date of the report and claims and other material events with respect to the insurances during the previous 12 months;

         (f) (non-prejudice): not do, permit or omit anything which may prejudice any insurance policy or any potential claim under the insurance policy;

         (g) (chargee collection): do all things and provide all documents, evidence and information necessary to enable the Chargee to collect or recover any moneys due or to become due in respect of any insurance policy;

         (h)      (claim notification):  notify the Chargee of:

                  (i) the occurrence of any event giving rise to any claim under an insurance policy in excess of $5,000; and

                  (ii)     any material variation of any insurance policy,

                  as soon as possible after it becomes aware of that event or variation; and

         (i) (non-cancellation): without the prior consent of the Chargee, not do, permit or omit anything to cause the cancellation of, or a material change or reduction in, any insurance policy.

5.2      Insurance Policy Contents

         The Chargor must, to the extent reasonably and commercially practicable, procure that each insurance policy effected pursuant to this Charge contains terms and conditions reasonably satisfactory to the Chargee and, without, limitation, provides that:

         (a)      (loss payee):  the Chargee is named as loss payee;

         (b) (deductibles): the amount of any excess or deductible payable by the insured in respect of any claim shall not exceed the customary amount for policies of a similar kind;

         (c) (set-off waiver): the insurer waives its right to set off or counter claim or make any other deduction or withholding as against the Chargee;

         (d) (premium waiver): the insurer waives all claims for insurance premiums or costs against the Chargee;

         (e) (termination restriction): if any premiums or other amounts in respect of any insurance policy are not paid, the insurer must not terminate the policy unless it has given prior notice of not less than 15 days to the Chargee and the premiums or other amounts have not been paid by the Chargor or any other person prior to the expiry of the period of that notice; and

         (f) (cancellation restriction): the insurer must not refuse or reduce a claim or cancel or avoid the insurance policy in relation to the interest of the Chargee by reason of the fraud, action, neglect or other prejudicial conduct of, or breach of any term, warranty, declaration or condition of the insurance policy by, any other person.

5.3      Chargee Rectification

         If any default is made by the Chargor in effecting or maintaining any insurance policy required by this Charge or if any insurance policy becomes void or voidable for any reason, the Chargee may without obligation effect or maintain that insurance policy at the full cost of the Chargor.

5.4      Insurance Proceeds

         The Chargor must use the proceeds of the insurance policies received in respect of any Charged Property which has been destroyed, lost or damaged to the extent necessary in the replacement, repair or reinstatement of the Charged Property, except that:

         (a) (excess proceeds): where the proceeds exceed the cost of replacement, repair or reinstatement, the excess must be paid to the Chargee to be applied to that extent in satisfaction of the Secured Moneys; and

         (b) (debt repayment): where the proceeds are received directly by the Chargee, if:

                  (i)      an Event of Default is subsisting; or

                  (ii) replacement, repair or reinstatement of the Charged Property by the Chargor is precluded,

                  the Chargee must apply the proceeds together with all accrued interest to that extent in satisfaction of the Secured Moneys, whether due or payable or not, but otherwise the Chargee must account for the proceeds to the Chargor.


6        NEGATIVE COVENANTS

         The Chargor must not at any time during the continuance of this Charge without the prior consent of the Chargee:

         (a) (security interests): execute or create, or attempt to execute or create, any Security Interest over or affecting the Charged Property;

         (b) (assignments): convey, transfer, assign, deal with, dispose of or make any bailment of the Charged Property in relation to which this Charge operates as a specific charge;

         (c) (leases): lease the Charged Property or accept any surrender of lease or surrender or forfeit any lease comprising the Charged Property in relation to which this Charge operates as a specific charge;

         (d) (book debts): assign factor, discount or otherwise deal with or dispose of any Book Debts in relation to which this Charge operates as a specific charge, except for:

                  (i) collection and realisation in the usual course of business; and

                  (ii) the credit or payment of the Collection Proceeds to or into the Designated Bank Account or otherwise in accordance with any direction or consent of the Chargee at any time;

         (e) (consignments, trusts): enter into any agreement, arrangement or course of dealing whereby it agrees specifically to account to or hold upon trust for any person the proceeds of sale, including cash, book and other debts and negotiable and similar instruments, arising out of or in connection with any goods in its possession sold by the Chargor, whether or not in the ordinary course of its business, with the express or implied authority of their owner, being a person other than the Chargor, and must not attempt to enter into any such agreement, arrangement or course of dealing;

         (f) (sale and lease-back): convey, transfer, assign, deliver, deal with or dispose of the Charged Property in relation to which this Charge for the time being operates as a floating charge with the intention or for the purpose directly or indirectly of retaining or accepting delivery of possession of the Charged Property under or pursuant to any agreement or arrangement, whether or not containing an option for the Chargor to purchase, and must not attempt to make any such conveyance, transfer, assignment, delivery, dealing or disposition;

         (g) (deposits): deposit, or attempt to deposit, any funds or moneys with any person, other than the Chargee, or pursuant to any Security Agreement, upon terms or in circumstances where:

                  (i) those funds or moneys are repayable to or withdrawable by the Chargor upon condition that the Chargor shall pay or discharge any other indebtedness, whether present or future, actual or contingent, or perform or observe any other obligation or agreement due to or made with that person or any other person; or

                  (ii) in relation to the deposit that person stipulates for or would otherwise for the time being be entitled pursuant to any express agreement with the Chargor to claim or assert any right or equity of set-off or counterclaim, excluding any such right or equity arising by operation or implication of any law or by virtue of Chargee's custom or usage;

         (h) (charge protection): do or suffer any act, omission or thing which might cause this Charge to be prejudicially affected or any material part of the Charged Property to become liable to surrender, forfeiture, cancellation or prejudice in any manner or subject to any charge or liability imposed by any Government Agency;

         (i) (alterations): except as required by the terms of any lease existing as at the date of this Charge, pull down, alter, extend or remove the Charged Property in relation to which this Charge operates as a specific charge or erect any further improvements on the Charged Property;

         (j) (statutory protection): take any steps to obtain protection under any legislation or take any steps pursuant to any legislation which provides for the curtailment, postponement, defeat, extinguishment or suspension of the rights of the Chargee in relation to the Charged Property without giving to the Chargee prior notice of its intention to do so; or

         (k) (surrenders): surrender the Charged Property to, or exchange the Charged Property for other land of any tenure or estate with, any Governmental Agency or other person, whether or not the Chargor gives or receives any money or other consideration for doing so.


7        EXPRESS CRYSTALLISATION

7.1      Crystallisation Circumstances

         The floating charge created by this Charge shall automatically crystallise and subsequently operate as a specific charge instantly and immediately:

         (a) (crystallisation notice): upon receipt by the Chargor of a notice given by the Chargee at any time, whether prior or subsequent to the occurrence of an Event of Default, that this Charge shall crystallise, in relation to all or any part of the Charged Property as specified in the notice; and

         (b) (crystallisation event): upon the occurrence of a Crystallisation Event, in relation to all the Charged Property.

7.2      Implicit Crystallisation

         The floating charge created by this Charge shall crystallise upon the occurrence of any act, event or circumstance in accordance with any term implied by law into this Charge, in addition to any express term contained in this Charge.

7.3      De-crystallisation

         The Chargee may by notice to the Chargor waive the crystallisation of the floating charge created by this Charge for any reason, whether pursuant to an express or implied term, to operate with retrospective or prospective effect as specified in the notice.

7.4      Crystallised Assets

         The Chargor must at all times subsequent to the crystallisation of the floating charge created by this Charge in relation to any Charged Property, including without limitation Cash Assets, pay, apply or otherwise deal with that Charged Property in accordance with any direction from the Chargee to the Chargor at any time.


8        DEFAULT

8.1      Events of Default

         The occurrence of any of the following events shall constitute an Event of Default:

         (a) (money payments): any Security Party fails to make, in the manner and currency required, any payment on the due date of any moneys due under any Security Agreement;

         (b) (non-monetary obligations): any Security Party fails to perform or observe any other obligation under any Security Agreement and, if in the opinion of the Chargee the failure is capable of remedy, within 14 days following notice by the Chargee requiring that Security Party to remedy the failure;

         (c) (misrepresentation): any representation, warranty, undertaking or statement made or deemed to be made or repeated by any Security Party in any Security Agreement, or in any document delivered to the Chargee under, pursuant to or in connection with any Security Agreement, is not complied with or proves to be untrue in any respect which would have a Material Adverse Effect;

         (d)      (cross-default):

                  (i) any Financial Indebtedness of any Security Party in excess of $5,000 or its equivalent in other currencies becomes due and payable or capable of being declared due and payable prior to its stated maturity after the expiration of any applicable period of grace;

                  (ii) any Security Party fails to pay when due after the expiration of any applicable period of grace any Financial Indebtedness in excess of $5,000 or its equivalent in other currencies; or;

                  (iii) any Security Interest over any assets of any Security Party securing an amount in excess of $5,000 or its equivalent in other currencies is or becomes enforceable in consequence of any breach or event of default under the terms of that Security Interest;

         (e) (receiver): or a receiver and/or manager is appointed over, or a secured creditor takes possession of, any assets of any Security Party;

         (f) (administrator): an administrator of any Security Party is appointed;

         (g) (execution): a distress, attachment or other execution is levied or enforced against any assets of any Security Party for any amount exceeding $5,000 or its equivalent in other currencies;

         (h)      (winding up):

                  (i) an application for the winding up or dissolution of any Security Party, not being frivolous or vexatious or wholly disputed in good faith and in the opinion of the Chargee on reasonable and substantial grounds, is filed;

                  (ii) an order is made for the winding up or dissolution of any Security Party; or

                  (iii) a resolution is passed for the winding up or dissolution of any Security Party, except with the prior consent of the Chargee for the purposes of a solvent reconstruction or amalgamation;

         (i) (arrangement/composition): without the prior consent of the Chargee, any Security Party enters into any scheme of arrangement or composition with its creditors generally or any class of creditors;

         (j) (insolvency): any Security Party stops payment generally or is unable to pay its debts when they fall due or within the meaning of Section 460(2) of the Corporations Law;

         (k) (business cessation): any Security Party ceases or threatens to cease to carry on its business without the prior consent of the Chargee;

         (1) (uncalled capital release): any Security Party passes a resolution rendering any of its uncalled share capital incapable of being called up except in its winding up;

         (m) (capital reduction): without the prior consent of the Chargee, any Security Party:

                  (i) reduces its capital or purchases its own shares, excluding the redemption of redeemable preference shares;

                  (ii) passes, or calls of a meeting to consider, a resolution to reduce its capital, to authorise the purchase of its own shares or under section 188(2) or 205(10) of the Corporations Law or any equivalent provision; or

                  (iii) applies to a court to call any such meeting or to sanction any such resolution, reduction or purchase;

         (n) (inspector): any inspector is appointed pursuant to the Corporations Law to investigate all or any part of the affairs of any Security Party in relation to a possible contravention of the Corporations Law, where the appointment would have a Material Adverse Effect;

         (o) (memorandum/articles amendment): without the prior consent of the Chargee, the memorandum or articles of association of any Security Party are amended in any manner which would have a Material Adverse Effect;

         (p)      (control change):  without the prior consent of the Chargee:

                  (i) any Security Party becomes a Subsidiary of another person subsequent to the date of this Charge; or

                  (ii) any person becomes entitled to hold, exercise or control, directly or indirectly, beneficially or otherwise, more than 50 per centum of the issued share capital or voting power at meetings of directors or shareholders of any Security Party, not being a person so entitled at the date of this Charge;

         (q) (authorisation revocation): any Authorisation expires or is repealed, revoked, terminated, cancelled or withheld without replacement or renewal or is amended or modified, which would have a Material Adverse Effect;

         (r)      (security vitiation):

                  (i) any provision of a Security Agreement is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect;

                  (ii) any person other than the Chargee becomes entitled to terminate or rescind any provision of a Security Agreement; or

                  (iii) any person makes any claim or allegation to that effect,

                  which would have a Material Adverse Effect;

         (s) (compulsory acquisition): any Governmental Agency compulsorily acquires or requires the sale or divestment of all or a material part of the Charged Property;

         (t) (governmental interference): any appropriation, restraint, restriction, prohibition, intervention or law made or imposed by any Governmental Agency prevents or impedes the performance of any Security Agreement;

         (u) (litigation): any Security Party is affected by any litigation, arbitration, tax claim, dispute or administrative proceeding, not being frivolous or vexatious or wholly disputed in good faith and in the opinion of the Chargee on reasonable and substantial grounds, the final adverse outcome of which would have a Material Adverse Effect; or

         (v)      (environmental event):

                  (i) any Government Agency or other person takes any action, or makes or imposes any claim or requirement for substantial expenditure or cessation or alteration of activity, under any Environmental Law, which would have a Material Adverse Effect; or

                  (ii) any circumstance arises which in the reasonable opinion of the Chargee acting on the advice of an independent expert may give rise to any such action, claim or requirement.

8.2      Enforcement

         At any time following the occurrence of any Event of Default, whether or not within the control of the Chargor, which is subsisting the Chargee may:

         (a) (debt acceleration): declare the Secured Moneys to be immediately due and payable, in which case the Secured Moneys shall become immediately due and payable; and/or

         (b) (security enforcement): enforce this Charge and/or any Collateral Security and exercise all its rights arising consequent upon default, whether conferred or arising pursuant to this Charge and/or any other Collateral Security or otherwise.

8.3      Default Rectification

         If the Chargor defaults in the due performance or observance of any agreement or obligation or commits a breach of any representation or warranty contained in this Charge, the Chargee shall be entitled, without obligation and without prejudice to its other rights, to do or procure all things and to pay or procure payment of all moneys necessary to rectify that default or breach to the satisfaction of the Chargee at the full cost of the Chargor.


9        ENFORCEMENT

9.1      Appointment of Receiver

         At any time after the Secured Moneys shall have become payable and/or this Charge become enforceable the Chargee or its Authorised Officer may:

         (a) (appointment): appoint any person or persons to be a Receiver of the whole or any part of the Charged Property; and

         (b) (replacement): remove any Receiver and in case of the removal, retirement or death of any Receiver appoint a replacement.

9.2      Powers

         A Receiver shall, without need for the consent of the Chargor, have the following powers unless specifically excluded by the terms of his appointment:

         (a) (possession): to take possession of, collect, get in and enter into receipt of the rents and profits of the Charged Property;

         (b) (collection): to convert, liquidate or reduce the Charged Property into money or immediately available funds;

         (c) (contracts): to enter into any contract, agreement, arrangement or obligation with any person for any purpose connected with this Charge, or the Charged Property or the powers and functions of the Receiver upon and subject to such terms and conditions as the Receiver thinks fit;

         (d) (contractual performance): to perform, observe, carry out and enforce specific performance of, exercise or refrain from exercising the Chargor's rights and powers under, or otherwise obtain the benefit of, vary or rescind any contracts, rights, instruments and arrangements comprising the Charged Property entered into or held by the Chargor or the Receiver in the exercise of his powers and functions, in the name of the Chargor or otherwise;

         (e) (employees): to engage or employ managers, solicitors, officers, auctioneers or other employees or agents for or in relation to the performance of any rights of the Chargee or the powers and functions of the Receiver conferred by this Charge at such salaries or remuneration as the Receiver thinks fit;

         (f)      (investment):

                  (i) to invest, deposit or hold the Charged Property and its proceeds of sale or realisation in such form or mode of investment for the time being as the Receiver in his absolute discretion thinks fit;

                  (ii) with similar power to vary, transpose or re-invest the investments or deposits at any time; and

                  (iii) if any Secured Moneys for the time being remain contingent, to exercise the foregoing powers until the Secured Moneys shall cease to be contingent;

         (g) (bank accounts): to operate to the exclusion of the Chargor on any Chargee account in the name of the Chargor relating to the Charged Property, whether alone or jointly, and withdraw any moneys to the credit of the account;

         (h) (cheques): to sign and endorse or authorise any person to sign and endorse cheques, promissory notes, bills of exchange and other negotiable instruments, in the name of the Chargor or otherwise-

         (i) (business): to carry on or concur in carrying on the business of the Chargor and make and effect all repairs, purchases and insurances;

         (j)      (borrowing):  with the prior consent of the Chargee:

                  (i) to borrow moneys or raise financial accommodation from the Chargee or any other person at any time for the purposes of the powers or functions of the Receiver, whether in the name of the Chargor or otherwise;

                  (ii) to secure moneys or accommodation borrowed or raised by Security Interest over the Charged Property, whether ranking in priority to, equally with or subsequent to this Charge,

                  without the Chargee being bound to inquire as to the necessity for or propriety of that borrowing or raising of financial accommodation or being responsible for the misapplication or non-application of any moneys so borrowed or raised;

         (k) (property management): to erect, pull down, alter, rebuild and/or add to any new or existing building or improvement on the Charged Property comprising land and do all acts which the Chargor might do in the ordinary conduct of its business for the protection or improvement of, or obtaining income or returns from, the Charged Property;

         (1)      (leasing): to lease, let, sublease or sublet the Charged
                  Property:

                  (i) whether or not the Receiver shall have taken possession;

                  (ii)     whether or not preparatory to sale;

                  (iii)    whether in the name of the Chargor or otherwise;

                  (iv) for any term of years, from year to year, or for a term less than a year;

                  (v) with or without an option to purchase or taking a premium; and

                  (vi) at such rent and generally upon and subject to such terms and conditions as the Receiver thinks fit;

         (m)      (sale):  to sell or concur in selling the Charged Property:

                  (i) whether or not the Receiver shall have taken possession;

                  (ii) by public auction, private treaty, tender or any combination of those methods;

                  (iii)    for cash or on credit;

                  (iv)     in one lot or in parcels;

                  (v) with or without special conditions or stipulations as to title or time or manner of payment of purchase moneys or otherwise;

                  (vi) with power to permit time for payment of the purchase moneys, with or without interest, secured by mortgage on the property sold or upon other security or without security; and

                  (vii) generally upon and subject to such terms and conditions as the Receiver thinks fit, without responsibility for consequential loss;

         (n) (resale): to buy in and rescind or vary any contract for sale of the Charged Property and resell the Charged Property without responsibility for loss;

         (o) (transfers): to execute transfers, assignments, deeds and assurances of the Charged Property, in the name and on behalf of the Chargor or otherwise;

         (p) (options): to grant or accept options to or exercisable by or on behalf of the Chargor or any person for the purpose of or in connection with the sale, purchase, leasing or hiring of the Charged Property or other assets owned or possessed by the Chargor or that other person;

         (q) (fixtures): to sever fixtures belonging to the Chargor and sell them separately from the other Charged Property;

         (r) (realisation): to sell, lease or sublease the Charged Property together with assets subject to any Collateral Security by one contract, at one price or rent or in any manner the Receiver thinks fit, and apportion all costs, purchase moneys or rents between the assets sold, leased or subleased;

         (s) (receipts): to give notices of this Charge and effectual receipts for all moneys and other assets which come into the hands of the Receiver in the exercise of the powers and functions of the Receiver;

         (t) (compromises): to make any arrangement or compromise which the Receiver thinks expedient in the interests of the Chargee;

         (u) (legal actions): to take proceedings at law or in equity or bankruptcy, in the name of the Chargor or otherwise, for the purposes of the powers and functions of the Receiver;

         (v) (liquidations): to make debtors bankrupt, wind up companies and to do all things in connection with any bankruptcy or winding up which the Receiver thinks necessary for the recovery or protection of the Charged Property or the security of the Chargee;

         (w) (delegation): with the prior consent of the Chargee, to delegate to any person the powers or functions of the Receiver;

         (x) (supplemental): to do all things necessary or convenient to perform or observe the obligations of the Chargor contained in this Charge; and

         (y) (incidental): to do all other acts and things without limitation as the Receiver thinks expedient in the interests of the Chargee or for the purposes of the powers or functions of the Receiver.

9.3      Agency

         (a) (Pre-liquidation): A Receiver shall be the agent of the Chargor who shall alone be responsible for the acts and defaults of the Receiver.

         (b) (Post-liquidation): The Receiver shall be or continue as agent of the Chargor subsequent to the commencement of the winding up of the Chargor to the fullest extent permitted by law but otherwise shall be the agent of the Chargee.

9.4      Chargee Powers

         The Chargee may without notice exercise the powers conferred on a Receiver pursuant to this Charge at any time subsequent to the occurrence of an Event of Default which is subsisting, whether or not a Receiver has been previously appointed.

9.5      Receivership Termination

         The Chargee may at any time terminate the receivership or give up possession in relation to the Charged Property.

9.6      Sale Proceeds

         (a) (Purchase money receipts): The Chargee or Receiver shall account only for the amount of purchase moneys actually received by the Chargee or Receiver for the sale, transfer or assignment of the Charged Property, including without limitation where the Charged Property is transferred subject to a Security Interest back to secure unpaid purchase moneys.

         (b) (Sale shortfall): The Chargor remains liable to the Chargee to pay the Secured Moneys in excess of the amount of purchase moneys actually received.

9.7      Involuntary Loss

         (a) (Debt recovery): The Chargee or Receiver shall not be bound to:

                  (i) give notice of this Charge to any debtor of the Chargor or other person;

                  (ii) enforce payment of any moneys or debts payable to the Chargor comprising the Charged Property; or

                  (iii) take any steps or proceedings for that purpose,

                  unless the Chargee or Receiver thinks fit.

         (b) (Enforcement conduct): The Chargee or Receiver shall not be answerable for any omission, delay, involuntary loss or irregularity occurring in connection with the exercise or non-exercise of the powers conferred by this Charge on the Chargee or Receiver.

9.8      Purchaser Protection

         (a) (Protected parties): This Charge shall benefit and protect any person ("protected party") being:

                  (i) a purchaser, lessee, sublessee or other person having dealings with or paying moneys to;

                  (ii) a public official responsible for the administration of any public register relating to the title to property or Security Interests affecting property or created by any debtor or any officer acting on behalf of that official in relation to the tender for registration of any document executed by; or

                  (iii) any person claiming title or interest under any act or document effected or executed by,

                  the Chargee or any Receiver or Attorney in the exercise or purported exercise of powers conferred by this Charge.

         (b) (Defects): The benefit and protection of this Charge shall apply to or in relation to any fact, matter, thing or circumstance prejudicially affecting the validity, effectiveness, propriety and regularity of the exercise of powers conferred by this Charge on the Chargee or Receiver or Attorney ("defect"), including without limitation that:

                  (i) the Secured Moneys are not legally due or payable or have been fully paid;

                  (ii)     no Event of Default has occurred or is subsisting;

                  (iii) the Receiver or Attorney has not been validly appointed;

                  (iv) any preliminary or other condition for the exercise of powers has not been fulfilled;

                  (v) any exercise or purported exercise of powers is improper or irregular;

                  (vi)     any document has not been duly executed; or

                  (vii) any moneys received have been or may be misapplied or improperly accounted for.

         (c) (Defect inquiry exclusion): A protected party shall not be required to inquire into the actual or potential occurrence or existence of any defect.

         (d) (Defect notice exclusion): A protected party shall not be affected by notice, express, implied, imputed or constructive, of the occurrence or existence of any actual or potential defect.

         (e) (Document conclusiveness): A protected party shall be entitled to treat an act or document effected or executed by the Chargee or Receiver or Attorney as conclusive evidence of its validity and effectiveness, without necessity for proof of any other fact, matter, thing or circumstance to exclude the occurrence or existence of any actual or potential defect or any objection to its registration in any public register by reason of any defect.


10       MONEY RECOVERY

10.1     Compensation Claims

         (a) (Chargee receipt): The Chargee shall receive all moneys which may become payable, subsequent to an Event of Default which is subsisting, by way of purchase moneys, compensation or otherwise in respect of the Charged Property.

         (b) (Claims): The Chargee shall have full power to claim, compromise, agree, settle and execute releases for the purchase, compensation or other moneys payable, for both the Chargee and the Chargor without incurring liability to the Chargor, whether or not the moneys are in any circumstances potentially or contingently refundable or repayable.

10.2     Insurance Claims

         The Chargee shall have full power, subsequent to an Event of Default which is subsisting, to make, enforce, compromise and settle all claims in the event of loss or damage to the Charged Property arising under any Security Insurance, whether in the name of the Chargee, the Chargor or both, and sue for, recover and give discharges for the money proceeds.

10.3     Enforcement Proceeds

         The Chargee or Receiver shall apply all moneys received by or on behalf of the Chargee, subsequent to enforcement of this Charge, in the following order:

         (a) (costs): in payment of the costs of and incidental to the appointment of the Receiver, if any, and the exercise of the powers of, and all outgoings indebtedness and liabilities paid or incurred by the Chargee or Receiver;

         (b) (remuneration): in payment of remuneration to the Receiver, if any, at such rate as may be agreed between the Receiver and the Chargee at the time of or following his appointment;

         (c) (secured moneys): in or towards the satisfaction of the Secured Moneys in such order as the Chargee may at any time require; and

         (d) (surplus): the surplus, if any, shall be paid to the Chargor or any other person entitled.

10.4     Receipts

         The Chargee in applying enforcement proceeds in or towards the satisfaction of the Secured Moneys shall credit the Chargor only with the amount of moneys actually received by the Chargee in cash as from the date of receipt.

10.5     Surplus

         (a) (Interest exclusion): Surplus moneys in the hands of the Chargee payable to the Chargor after satisfaction of the Secured Moneys shall not carry interest.

         (b) (Final credit): The Chargee may pay the surplus moneys to the credit of an account in the name of the Chargor in the books of the Chargee or any other bank or other financial institution without the Chargee being under any further liability in respect of the surplus moneys.


11       STATUTORY PROVISIONS

11.1     Additional Statutory Powers

         The powers conferred on a mortgagee or a receiver and/or manager by law shall be additional to the express powers conferred by this Charge or any Collateral Security on the Chargee or any Receiver or Attorney but by virtue of this provision shall also be deemed to be conferred by and contained in this Charge.

11.2     Statutory Power Modification

         To the fullest extent permitted by law, additional legal powers are exercisable immediately following the occurrence of an Event of Default which is subsisting, without any notice or expiration of time being necessary, and are excluded or varied only to the extent that they are inconsistent with the express terms of this Charge or any Collateral Security.

11.3     Leasing Exclusion

         The Chargor is not entitled to surrender any lease, accept any surrender of lease or exercise any power of leasing conferred on the Chargor by law, except as expressly permitted or contemplated by any Security Agreement.

11.4     Statutory Notice Exclusion

         To the fullest extent permitted by law, the requirement for notice or lapse of time or compliance with any procedure under any legislation, including without limitation Section 57 of the Real Property Act 1900 or Section Ill of the Conveyancing Act 1919 of New South Wales or any equivalent statutory provision in force in any State or Territory, prior to enforcement or exercise of any power under this Charge or any Collateral Security by the Chargee is dispensed with and excluded.


12       ATTORNEY

12.1     Appointment

         The Chargor under and by virtue of this Charge irrevocably appoints the Chargee, every Authorised Officer of the Chargee and any Receiver severally the Attorney of the Chargor, without rendering the Chargee liable as mortgagee in possession and with full power for the Chargee at any time to appoint a substitute and revoke any appointment.

12.2     Functions

         An Attorney may prior or subsequent to the occurrence of an Event of Default perform and effect all acts and things which:

         (a) (chargor obligations): the Chargor should perform or effect under its agreements contained or implied in this Charge;

         (b) (chargee powers): the Chargee may perform or effect under the powers conferred by this Charge or by law; or

         (c) (security protection): the Chargee in its discretion considers necessary or desirable for the effectiveness of the security of this Charge or the protection or sale of the Charged Property, whether in the name of the Chargor or the Chargee or Attorney, at the full cost of the Chargor.


13       COLLATERAL SECURITY

13.1     Merger Exclusion

         This Charge because of its creation or provisions or any other reason shall not merge with, discharge, postpone or otherwise affect prejudicially any Collateral Security nor affect any or demand of the Chargee at any time against any person, whether as surety or otherwise.

13.2     Collateral Remedies

         A Collateral Security shall not in any way prejudicially affect the provisions and rights of the Chargee contained or implied in this Charge.


14       CONTINUING SECURITY

14.1     Continuing Account

         This Charge shall be a continuing security and not be wholly or partially discharged by the payment at any time of any Secured Moneys, settlement of account or other matter or thing and apply to the balance of the Secured Moneys at any time until a final discharge of this Charge has been given to the Chargor.

14.2     Contingent Liabilities

         The Chargor shall not be entitled to a final discharge of this Charge so long as there is any actual or contingent liability of the Chargor to the Chargee, or the Chargee for or on behalf of or in respect of the Chargor, comprising part of the Secured Moneys, whether or not in any case any contingent liability in existence at any time is at that time presently capable of being ascertained.


15       INDEMNITY

15.1     Defaults

         The Chargor must at any time indemnify the Chargee upon demand against any loss or cost which the Chargee may incur as a consequence of any default in payment of any amount due by the Chargor under any Security Agreement, including without limitation principal, interest and costs, or the occurrence of an Event of Default.

15.2     Investigations

         The Chargor must also at any time indemnify the Chargee upon demand against any loss or cost, including without limitation legal costs, which the Chargee may incur in investigating any act, omission or event which with the giving of notice and/or expiry of time would become an Event of Default.


16       STAMP DUTIES

16.1     Liability

         The Chargor must promptly within the applicable period prescribed by law and in any event immediately pay to the Chargee upon demand an amount equal to all stamp, transaction, registration and similar taxes, including fines and penalties, which may be determined to be payable in respect of or in connection with:

         (a) (security agreements): the execution, delivery, performance or enforcement of any Security Agreement;

         (b) (funding increases): the funding or further or additional funding of or any increase in financial accommodation by the Chargee to the Chargor at any time pursuant to or secured by any Security Agreement;

         (c) (asset situs): the situs or change of situs at any present or future date of the or any Charged Property; or

         (d) (receipts/payments): the receipt or payment of any moneys under any transaction contemplated by any Security Agreement, including moneys paid by the Chargee by way of reimbursement to any third party.

16.2     Financial Institutions Duty

         Taxes shall include any financial institutions duty, bank debits tax or other duties or taxes payable by return and duties or taxes passed on to the Chargee by any bank or financial institution.

16.3     Indemnity

         The Chargor shall indemnify the Chargee upon demand against all liability with respect to or resulting from delay or omission to pay taxes.


17       ASSIGNMENT

17.1     Chargee Assignment

         The Chargee may at any time assign its rights under this Charge and any Collateral Security, subject to the provisions of any other Security Agreement.

17.2     Assignee Secured Moneys

         In the event of the assignment of this Charge by the Chargee, the Secured Moneys shall include all liabilities, indebtedness and obligations, present or future, actual or contingent, due from or payable by the Chargor to the assignee, whether or not incurred prior to or in contemplation of that assignment.


18       NOTICES

         All written notices to or by a party to this Charge shall:

         (a) (authorised signatory): be signed by an Authorised Officer of the sender; and

         (b)      (service):  be deemed to be duly given or made:

                  (i) in the case of delivery in person or by post or transmission by facsimile, transmission, when delivered, left or received to or at the address or number of the recipient specified in this Charge or most recently notified to the sender; or

                  (ii) in the case of telex, on receipt by the sender of the answerback code of the recipient at the end of transmission,

                  but if delivery or receipt does not occur, or occurs later than 4 p.m. local time, on a day on which business is generally carried on in the place to which the written notice is sent, it shall be deemed to have been duly given or made at the commencement of the next business day in that place.


19       GOVERNING LAW AND JURISDICTION

19.1     Governing Law

         This Charge shall be governed by and construed in accordance with the laws of the State of New South Wales.

19.2     Jurisdiction

         Any legal action or proceedings with respect to this Charge against the Chargor or any of its property and assets may be brought in the courts of the State of New South Wales ("State Courts") and, by execution and delivery of this Charge, the Chargor:

         (a) (submission): accepts, for itself and in respect of its property and assets, generally and unconditionally the non-exclusive jurisdiction of the State Courts;

         (b) (convenient forum): in relation to any action or proceedings in the State Courts at any present or future time, the Chargor irrevocably waives any claim or objection as to venue or inconvenience of forum; and

         (c) (service): consents to service of process out of the State Courts in any action or proceedings, effective upon receipt, by the mailing of copies of process by registered or certified airmail postage prepaid to it at its address for service of written notices for the purposes of this Charge.


20       WAIVERS AND REMEDIES

20.1     Waivers

         The failure to exercise or delay in exercising by the Chargee of any right conferred by Charge shall not operate as a waiver and the single or partial exercise of any right by the Chargee shall not preclude any other or further exercise of that or any other right by the Chargee.

20.2     Remedies

         The rights of the Chargee conferred by this Charge are cumulative and are not exclusive of any rights provided by law.


21       SEVERABILITY

         Any provision of this Charge which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability, without invalidating the remaining provisions of this Charge or affecting the validity or enforceability of that provision in any other jurisdiction.


22       SURVIVAL

22.1     Representations

         All representations and warranties in this Charge shall survive the execution and delivery of any Security Agreement and the funding or securing of financial accommodation under any Credit Agreement and continue until a final discharge of the Security Agreements by the Chargee.

22.2     Indemnities

         Each indemnity in this Charge shall:

         (a) (separate obligation): constitute an obligation of the Chargor separate and independent from its other obligations under any other agreement;

         (b) (payment survival): survive the payment of the Secured Moneys or the termination of any Security Agreement; and

         (c) (final discharge): continue until a final discharge of the Security Agreements by the Chargee.


23       MORATORIUM LEGISLATION

         To the fullest extent permitted by law, the provisions of any present or future legislation operating directly or indirectly to lessen or otherwise vary or affect in favour of the Chargor any of its obligations under this Charge or delay or otherwise prevent or prejudicially affect the exercise by the Chargee or any Receiver of any rights are negatived and excluded from this Charge.


24       THIRD PARTY SECURITY

24.1     Guarantee

         The Chargor unconditionally and irrevocably and jointly and severally with each Co-surety guarantees to the Chargee the due and punctual payment by each other Security Party of the Secured Moneys due from that Security Party to the Chargee ("Chargor Guarantee").

24.2     Demand Payment

         The Chargor must pay to the Chargee upon demand at any time by the Chargee the amount of the Secured Moneys due and payable from the Debtor to the Chargee at that time under any Security Agreement and in the manner and currency as provided in that Security Agreement.

24.3     Separate Obligation

         The Chargor Guarantee shall:

         (a) (principal obligation): be a principal and independent obligation and not be treated as ancillary or collateral to any other obligation created or arising in any manner or circumstances;

         (b) (collateral security): not be affected by any present or future agreement or any present or future indebtedness, liability or obligation, whether direct or contingent, joint or several, due from any person to the Chargee;

         (c) (preservation): be enforceable in spite of the extinguishment or unenforceability for any reason of any obligation arising under any agreement until full and final satisfaction in accordance with this Charge; and

         (d) (maturing instruments): be enforceable in spite of any negotiable or other instrument or document being or remaining in circulation or understandings prior to maturity or otherwise.

24.4     Continuing Guarantee

         The Chargor Guarantee shall be a continuing guarantee and not be wholly or partially discharged by the payment at any time of any Secured Moneys, settlement of account or other matter or thing and apply to the balance of the Secured Moneys at any time until full and final satisfaction in accordance with this Charge.

24.5     Future Dealings

         The Chargee may at any time in its absolute discretion without necessity for any consent by the Chargor:

         (a) (funding increase): increase or otherwise vary the amount of any present or future loans, advances, credit facilities or other financial accommodation made or extended to the Debtor or any other person;

         (b) (document amendment): amend or vary any agreement in effect between the Chargee and any person;

         (c) (business transactions): transact any business with any person or for or on account of any person at the request of any other person.

24.6     Guarantee Protection

         The Chargor Guarantee and the obligations of the Chargor under the Chargor Guarantee shall not be affected at any time by:

         (a) (waiver): the granting to any person by the Chargee of any time, waiver or other indulgence or any agreement by the Chargee to restrict any right of legal action or enforcement;

         (b) (arrangement): any transaction, agreement or arrangement effected between the Chargee and any person;

         (c) (secured moneys): any increase or variation in the amount of the Secured Moneys occurring for any reason;

         (d) (document amendment): any amendment, variation, alteration, supplement, renewal, replacement, substitution, assumption, assignment or novation, whether for or without consideration, of any agreement, or any right or obligation of any person under any agreement;

         (e) (document termination): any termination, expiry, rescission, cancellation, extinguishment, avoidance or abandonment of any agreement, or any right or obligation of any person under any agreement;

         (f) (document breach): any breach or repudiation of, or default under, any agreement or obligation under any agreement by any person;

         (g) (document release): any total or partial release or discharge by the Chargee of any agreement or right or obligation of the Chargee or any person under any agreement;

         (h) (security release): any total or partial release or discharge by the Chargee of any right or asset from the effect of any agreement, or any disclaimer, surrender, forfeiture, extinguishment, resumption or determination by or in relation to the Chargee or any person of any agreement or right or asset subject to the effect of any agreement;

         (i) (document perfection): the Chargee taking, completing or perfecting, or any failure, delay or neglect in or refraining from the taking, completion or perfection of, any agreement or any right under any agreement;

         (j) (document execution): any failure, refusal, neglect or delay by any person concerning, or by the Chargee in requesting or requiring, the execution or effective execution of any agreement at any time by any person;

         (k) (enforcement decisions): any exercise or enforcement or any failure, delay or neglect in or refraining from, or lack of ability or entitlement in, the exercise or enforcement by the Chargee of any right conferred on the Chargee by any agreement or by law;

         (1) (enforcement realisation): any recovery or realisation or any failure, delay or neglect in or refraining from, or lack of ability or entitlement in, the recovery or realisation by the Chargee of the Secured Moneys or any assets from any person or of any assets subject to any agreement in total or partial satisfaction of the Secured Moneys, including giving notice to or taking legal action against any debtor of any person;

         (m) (notification failure): the failure, delay or neglect in or refraining from the notification by the Chargee or any person to any other person of any breach of or default under any agreement by any person or the Chargee or of any other act, omission, fact or circumstance;

         (n) (judgments): the Chargee obtaining judgment against any person for or in relation to the payment or satisfaction of the Secured Moneys;

         (o) (distributions): the proof of debt or the receipt of any dividend, distribution or other payment by the Chargee in or out of the liquidation of any person;

         (p)      (liquidation):  the liquidation of any person;

         (q) (compromises): the Chargee becoming a party to or bound or affected by any administration, compromise, moratorium, suspension of payments or rights, restriction on rights or enforcement, assignment of property, company arrangement, deed of company arrangement, debt composition or scheme of arrangement or reconstruction by any person or in relation to any person or agreement;

         (r) (document invalidity): the total or partial invalidity, avoidance, unenforceability, liability to invalidation or avoidance, illegality, frustration, failure, impairment or limitation of force and effect of any agreement or its execution by any person for any reason;

         (s) (payment invalidity): the invalidity, avoidance, unenforceability, liability to invalidation or avoidance, illegality or irrecoverability for any reason of any payment made or due to the Chargee, whether at the due or actual payment date or at any subsequent time;

         (t) (incapacity): any total or partial legal incapacity, limitation, disability or other circumstance, or change in circumstance, of or in relation to any person, including without limitation any change in the constitution or membership of any person;

         (u) (powers): any total or partial deficiency, irregularity or failure of authorisation in the powers of, or the conferral or delegation of powers to, any person, whether in its own right or any other purported capacity, to enter into or execute, or perform or observe its obligations under, any agreement;

         (v) (consents): any failure, delay or neglect in or refraining from obtaining the consent of any person by the Chargee in connection with any of the foregoing or for any purpose or reason relating to the Chargor Guarantee or otherwise; or

         (w) (residual): any other act, omission, laches, default, fact, circumstance or thing which but for this provision might legally operate:

                  (i) to release, discharge, terminate or prejudicially affect the Chargor Guarantee or the obligations of the Chargor under or in relation to the Chargor Guarantee; or

                  (ii) in any manner to relieve or excuse the Chargor from performance of or compliance with, or limit or provide a defence to any legal action or proceedings to enforce, the obligations of the Chargor under or in relation to the Chargor Guarantee.

24.7     Marshalling Exclusion

         (a) (Collateral security): The Chargee shall not be obliged to marshall in favour of the Chargor any Collateral Security held by the Chargee or assets that the Chargee may be entitled to claim or receive.

         (b) (Speciality security): The Chargee may in its absolute discretion vary, exchange, renew, modify or release, or refuse to complete, enforce or assign, any judgment, guarantee, security, speciality or negotiable or other instrument held by the Chargee, whether or not paid in satisfaction.

24.8     Recovery Receipts

         (a) (Payments): All moneys received by the Chargee on account of the Secured Moneys or from any person, including without limitation any dividends following the liquidation of any person, shall be payments in gross.

         (b) (Distributions): The receipt by the Chargee of any distribution, dividend or other payment out of or relating to the liquidation of any person shall not prejudice the right of the Chargee to recover the whole of the Secured Moneys from any other person.

24.9     Subrogation Exclusion

         The Chargor must not on any grounds, directly or indirectly, until full payment of the Secured Moneys and final discharge of this Charge:

         (a) (security agreements): claim the benefit of or any right of subrogation to any Security Agreement held by the Chargee;

         (b) (distributions): claim or receive the benefit of any distribution, dividend or payment arising out of or relating to the liquidation of any person;

         (c) (proof): prove or claim in the liquidation of any person in competition with the Chargee, so as to diminish any distribution, dividend or payment which the Chargee would be entitled to receive arising out of or relating to that liquidation in the absence of that proof or claim; or

         (d) (contribution): claim any right of contribution or indemnity from any person in relation to any liability for payment of the Secured Moneys;

24.10    Suspense Account

         The Chargee shall be entitled to:

         (a) (proof): prove in the liquidation of any person for the whole of the Secured Moneys, including the amount of all payments received from the Chargor pursuant to this Charge in respect of the Secured Moneys;

         (b) (suspense account credit): credit all payments from the Chargor, whether received prior or subsequent to the liquidation, to a suspense account in the name of the Chargor, without obligation to apply the payments in or towards satisfaction of the Secured Moneys;

         (c) (appropriation): in the discretion of the Chargee at any time appropriate the payments in or towards satisfaction of the Secured Moneys; and

         (d) (security retention): hold the payments prior to appropriation as security for payment of the Secured Moneys;

         until the Chargee has received full payment of the Secured Moneys with the assistance of the payments.

24.11    Insolvency Clawbacks

         (a) (Clawback liability): This provision shall apply in any case where the Chargee is or becomes liable ("clawback liability") under any law relating to liquidation or the protection of creditors to repay, refund, restore or transfer to any person moneys or assets or their equivalent money value.

         (b) (Invalidated transaction): A clawback liability of the Chargee for the purposes of this provision shall arise where a court orders or the Chargee concedes or compromises a claim that the payment or transaction ("invalidated transaction") pursuant to which the Chargee received or recovered moneys or assets shall be totally or partially invalidated or set aside.

         (c) (Rights revival): In the case of a clawback liability, the Chargee shall have all the same rights against any person in relation to the Secured Moneys to the extent of the invalidated transaction held by the Chargee immediately prior to the occurrence of the invalidated transaction.

         (d) (Security reinstatement): The Chargor must take all steps and execute all documents necessary or convenient to restore to the Chargee any Security Agreement held by the Chargee from the Chargor immediately prior to the occurrence of an invalidated transaction.

         (e) (Indemnity): The Chargor must indemnify the Chargee upon demand against all costs, including without limitation legal costs on a full solicitor and own client indemnity basis, incurred by the Chargee in connection with any negotiations or proceedings relating to an invalidated transaction, despite any other provision of this Charge.

24.12    Principal Indemnity

         (a) (Indemnity liability): The Chargor must, despite any other provision in this Charge, indemnify the Chargee against, and pay to the Chargee upon demand by the Chargee an amount equal to, all Secured Moneys that are or may be irrecoverable by the Chargee from the Chargor as a surety ("principal indemnity").

         (b) (Principal debtor liability): The principal indemnity shall be a separate and additional liability of the Chargor as a principal debtor, and not as a surety.

         (c) (Irrecoverable moneys): The principal indemnity of the Chargor shall apply in relation to Secured Moneys that are irrecoverable for any reason, including without limitation any legal incapacity, disability or limitation of or affecting any person acting in its own right or any other purported capacity or any other fact, matter, thing or circumstance.

         (d) (Indemnity transactions): The principal indemnity of the Chargor shall apply regardless of whether any transaction relating to irrecoverable Secured Moneys was initially void or voidable or subsequently avoided and regardless of whether the Chargee had or ought to have had knowledge of any fact, matter, thing or circumstance relating to that transaction.

24.13    Representation Exclusion

         The Chargor acknowledges that this Charge has not been executed by the Chargor as a result of or in reliance on any promise, representation, warranty, statement, advice or information of any kind or nature given or made to the Chargor by or on behalf of the Chargee, whether in response to any inquiry by or on behalf of the Chargor or otherwise.

24.14    Disclosure Exclusion

         The Chargor acknowledges that the Chargee was not prior to the execution of this Charge by the Chargor and is not subsequently under any duty to disclose to the Chargor, or perform, anything relating to the business, affairs or financial condition of any Security Party or its transactions with the Chargee.

24.15    Guarantee Interpretation

         The following meanings apply to words and expressions used in this Clause 24 relating to third party security:

         (a) (chargor guarantee): the Chargor Guarantee has the meaning defined in clause 24.1;

         (b) (chargee): reference to the Chargee includes any Receiver or Attorney;

         (c) (person): reference to any person includes the Chargor, the Debtor, any person named as a Chargor or a Debtor, any Co-surety or any other person; and

         (d) (agreement): reference to any agreement includes any Security Agreement, Security Interest, Guarantee or other agreement made or in force and effect at any time between the Chargee and any person.


25       COUNTERPARTS

         This Charge may be executed in any number of counterparts, all of which taken together shall be deemed to constitute one and the same document.


26       ATTORNEYS

         Each attorney executing this Charge respectively certifies that the attorney has at the time of executing this Charge no notice of the revocation of the power of attorney pursuant to which the attorney executes this Charge.

EXECUTION CLAUSE

Executed as a deed.

CHARGOR:

THE COMMON SEAL of                                   )
CORVU AUSTRALASIA PTY LTD                            )
(ACN 050 043 699)                                    )
was affixed in accordance with                       )
its Articles of Association                          )
in the presence of:                                  )


Director

Full Name:


Director/Secretary

Full Name:  Justin M. MacIntosh

CHARGEE:

THE COMMON SEAL of                                   )
INTEGRAL BUSINESS FINANCE PTY                        )
LIMITED ACN 077 559 749                              )
was affixed in accordance with                       )
its Articles of Association                          )
in the presence of:                                  )


Director

Full Name:


Director/Secretary

Full Name: